Exhibit 10.12

Spousal Consent

Date: November 1, 2018

The undersigned, [Name of Spouse], a People’s Republic of China (“China” or the “PRC”) citizen with PRC Identification Card No.: [ID Card Number], is the lawful spouse of [Name of VIE Shareholder], a PRC citizen with PRC Identification No.: [ID Card Number]. I hereby unconditionally and irrevocably agree to the execution of the following documents (hereinafter referred to as the “Transaction Documents”) by [Name of VIE Shareholder] on November 1, 2018, and the disposal of the equity interests of Beijing So-Young Technology Co., Ltd. (“So-Young Technology”) held by [Name of VIE Shareholder] and registered in her name according to the following documents:

(1)	The Equity Interest Pledge Agreement entered into with Beijing So-Young Wanwei Technology Consulting Co., Ltd. (hereinafter referred to as the “WFOE”) and So-Young Technology;

(2)	The Exclusive Option Agreement entered into with the WFOE and So-Young Technology; and

(3)	The Power of Attorney executed by [Name of VIE Shareholder].

I hereby undertake not to make any assertions in connection with the equity interests of So-Young Technology which are held by [Name of VIE Shareholder]. I hereby further confirm that [Name of VIE Shareholder] can perform the Transaction Documents and further amend or terminate the Transaction Documents without the authorization or consent from me.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as may be amended from time to time).

I hereby agree and undertake that if I obtain any equity interests of So-Young Technology which are held by [Name of VIE Shareholder] for any reasons, I shall be bound by the Transaction Documents and the Exclusive Business Cooperation Agreement entered into between the WFOE and So-Young Technology as of November 1, 2018 (the “Exclusive Business Cooperation Agreement”) (as may be amended from time to time) and comply with the obligations thereunder as a shareholder of So-Young Technology. For this purpose, upon the WFOE’s request, I shall sign a series of written documents in substantially the same format and content as the Transaction Documents and the Exclusive Business Cooperation Agreement (as may be amended from time to time).

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/s/ [Name of Spouse]
[Name of Spouse]

Schedule of Material Differences

One or more persons entered into a spousal consent using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Spouse	Name of VIE Shareholder
1	GAO Jie	JIN Xing
2	ZHANG Xia	SHAO Hui
3	WANG Wenjie	YU Tao